                                                                   Exhibit 99.A4

                               Exhibit 24(b)(3)(b)


                                Master Agreement

                                MASTER AGREEMENT

                                      AMONG

                        AUSA LIFE INSURANCE COMPANY, INC.

                           AFSG SECURITIES CORPORATION

                                       AND

                            JANUS CAPITAL CORPORATION

                                      DATED

                                      AS OF

                                NOVEMBER 1, 2001

                                TABLE OF CONTENTS

SECTION I.        ADDITIONAL DEFINITIONS ...................................................................        2

         1.1      Contracts ................................................................................        2
         1.2      General Account...........................................................................        2
         1.3      Separate Account..........................................................................        2
         1.4      Related Agreements........................................................................        2
         1.5      Subaccounts...............................................................................        2

SECTION 2.        TERRITORY.................................................................................        3

SECTION 3.        DISTRIBUTING AND SERVICING THE CONTRACTS..................................................        3

          3.1     The Contracts.............................................................................        3
          3.2     Establishment of Separate Account and the Trust...........................................        4
                      (a)  Separate Account.................................................................        4
                      (b)  The Trust........................................................................        5
                      (c)  Participation Agreement..........................................................        5
                      (d)  Seed Money for the Trust.........................................................        5
          3.3     General Account Option....................................................................        6
          3.4     Trademarks................................................................................        6
          3.5     Sales and Advertising Material............................................................       11
          3.6     Licensing.................................................................................       12
          3.7     Transfers.................................................................................       12
          3.8     AUSA Functions............................................................................       13
          3.9      Janus Capital Functions..................................................................       14
          3.10    JDI Functions.............................................................................       14
          3.11    Ownership of Prospects; Replacements......................................................       15
          3.12    Public Announcements......................................................................       15
          3.13    State Availability........................................................................       15
          3.14    Preparation and Filing of Various Documents...............................................       16
          3.15    Changes in the Contracts or the Separate Account..........................................       16

SECTION 4.        COMPENSATION AND EXPENSES.................................................................       16

           4.1    Compensation and Expenses.................................................................       16

SECTION 5.        GENERAL PROVISIONS........................................................................       18

          5.1     Effective Date............................................................................       18
          5.2     Term......................................................................................       18
          5.3     Termination for Cause.....................................................................       18
          5.4     Automatic Default.........................................................................       19
          5.5     Elective Termination......................................................................       20
          5.6     Other Default.............................................................................       21
          5.7     Confidentiality...........................................................................       21
          5.8     Indemnification...........................................................................       22
                    (a)     Indemnification by AUSA.........................................................       22
                    (b)     Indemnification by Janus Capital................................................       23
                    (c)     Indemnification by AFSG.........................................................       23

                    (d)     General.........................................................................       24
          5.9     Inspection................................................................................       26
          5.10    Organization and Good Standing; Authorization.............................................       26
          5.11    Independent Contractor....................................................................       26
          5.12    Assignment and Transfer...................................................................       26
          5.13    Rights, Remedies, Etc. are Cumulative.....................................................       27
          5.14    Notices...................................................................................       27
          5.15    Interpretation, Jurisdiction, Etc.........................................................       27
          5.16    Arbitration...............................................................................       27
          5.17    Headings..................................................................................       28
          5.18    Counterparts..............................................................................       28
          5.19    Severability..............................................................................       28
          5.20    Survival of Certain Provisions............................................................       28
          5.21    Successors................................................................................       28

                             SCHEDULES AND EXHIBITS

Schedule

        1        Variable Contracts Subject to Master Agreement
        2        Separate Accounts and Subaccounts Available Under the Contracts
        3        Responsibilities for Document Preparation and Filings

Exhibit

        A        Participation Agreement
        B        Principal Underwriting Agreement

                                    AGREEMENT

         THIS AGREEMENT is made as of November 1, 2001, by and among AUSA LIFE INSURANCE COMPANY, INC. ("AUSA"), a New York insurance corporation with its administrative office at 570 Carillon Parkway, St. Petersburg, Florida 33716, AFSG SECURITIES CORPORATION ("AFSG"), a Pennsylvania corporation with its administrative office at 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499, and JANUS CAPITAL CORPORATION ("Janus Capital"), a Colorado corporation with principal offices at 100 Fillmore Street, Denver, Colorado 80206.

                                   WITNESSETH:

         WHEREAS, AUSA is a life insurance company authorized to conduct an insurance business in the Territory, as hereinafter defined in Section 2, and has used and shall continue to use its best efforts to file, secure and maintain all necessary approvals for sale of the Contracts, as hereinafter defined; and

         WHEREAS, AUSA and Janus Capital desire that AUSA issue to the public variable annuity contracts and variable life insurance policies whose underlying investment media will be managed by Janus Capital; and

         WHEREAS, Janus Capital has established and serves as investment adviser to Janus Aspen Series (the "Trust"), an open-end investment company designed to serve as an underlying investment medium for variable annuity contracts and variable life insurance policies; and

         WHEREAS, AFSG is an affiliate of AUSA, and a broker-dealer registered with the Securities and Exchange Commission ("SEC"), National Association of Securities Dealers, Inc.

("NASD") and with New York, and will serve as principal underwriter of the Contracts, as hereinafter defined.

         NOW, THEREFORE, it is agreed as follows:


                                    SECTION 1

                             ADDITIONAL DEFINITIONS

         1.1 CONTRACTS. "Contracts" shall mean the variable annuity contracts set forth in SCHEDULE 1 to this Agreement as in effect at the time this Agreement is executed and such other variable annuity contracts and variable life insurance policies which may be added to Schedule 1 from time to time in accordance with Section 3.15 of this Agreement.

         1.2 GENERAL ACCOUNT. "General Account" shall mean the general account of AUSA.

         1.3 SEPARATE ACCOUNT. "Separate Account" shall mean the separate account named in SCHEDULE 2 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts which may be added to
Schedule 2 from time to time in accordance with Section 3.15 of this Agreement.

         1.4 RELATED AGREEMENTS. "Related Agreements" shall mean the agreements, as executed, forms of which are attached to this Agreement as exhibits.

         1.5 SUBACCOUNTS. "Subaccounts" shall mean the subaccounts of the Separate Account available under the Contracts.

                                    SECTION 2
                                    TERRITORY

         The "Territory" shall mean the State of New York.

                                   SECTION 3

                    DISTRIBUTING AND SERVICING THE CONTRACTS

         3.1 THE CONTRACTS. AUSA shall develop, design, prepare and file all necessary Contract forms, including any applications and other documents in the usual form, and shall use its best efforts: (1) to obtain authorization, on its own behalf or on behalf of an affiliate, to conduct a variable insurance business in the State of New York; (2) to effect the registration of the Contracts with the SEC and the New York State Securities Commission; (3) to gain approval of the Contract forms under the insurance laws and regulations of the State of New York; and (4) to keep such registration and approval in effect thereafter for so long as the Contracts are outstanding, notwithstanding any termination of this Agreement. In particular, but not by way of limitation, AUSA agrees to use its best efforts to keep the registration statement for such Contracts current for purposes of Section 10 of the Securities Act of 1933 (the "1933 Act") for so long as the Contracts are outstanding and any of the Subaccounts invests in a corresponding portfolio of the Trust, unless AUSA has obtained a no-action letter from the SEC to the effect that such registration statement need no longer be maintained, or AUSA has supplied Janus Capital with an opinion of counsel satisfactory to Janus Capital's counsel that maintaining a current registration statement is no longer required. The material terms, conditions and provisions of the Contracts and the Separate Account, other than material changes made to comply with applicable laws, rules, regulations and orders, may not be changed by AUSA in any manner without the prior written consent of Janus Capital, such consent not to be unreasonably withheld.

         3.2 ESTABLISHMENT OF SEPARATE ACCOUNT AND THE TRUST.

                  (a) Separate Account. AUSA has established the Separate Account and Subaccounts of the Separate Account for the Contracts and registered the Separate Account as a unit investment trust with the SEC and shall use its best efforts to keep such registration in effect for so long as the Contracts are outstanding, notwithstanding any termination of this Agreement. The Subaccounts for the Contracts shall invest in a corresponding portfolio of the Trust. Janus Capital shall have the right to determine the continued availability of each Subaccount and the offering of any and all new Subaccounts under the Contracts, subject to the prior consent of AUSA, which consent shall not be unreasonably withheld. As the depositor of the Separate Account, AUSA has the right, in its sole discretion, to issue to the public variable annuity contracts and variable life insurance policies through additional subaccounts of the Separate Account, other than the Subaccounts, and through other separate accounts, whose underlying investment media will be managed by investment advisers or managers other than Janus Capital, provided that AUSA shall not use any Janus Mark (as defined in Section 3.4) in connection with such other products. However, the parties understand that the Subaccounts which invest in the Trust may not be made available under any variable annuity contracts or variable life insurance policies other than the Contracts specified in Schedule 1 to this Agreement without the prior written consent of Janus Capital.

                  (b) The Trust. Janus Capital, or an affiliate, has established the Trust and registered the Trust as an open-end management investment company with the SEC.

         Janus Capital, or an affiliate, shall use its best efforts to have the Trust kept in good standing and the registration of Trust shares with the SEC kept current for purposes of Section 10 of the 1933 Act for so long as such shares are outstanding and any of the Subaccounts invests in a corresponding portfolio of the Trust, unless Janus Capital and/or the Trust has obtained a no-action letter from the SEC to the effect that such registration need no longer be maintained, or Janus Capital and/or the Trust has supplied AUSA with an opinion of counsel satisfactory to AUSA's counsel that maintaining a current registration statement is no longer required. Janus Capital or the Trust has the right, in its sole discretion, to market the Trust as an investment medium for and sell Trust shares to other separate accounts, whether or not established by AUSA or its affiliates, as well as certain qualified retirement plans.

                  (c) Participation Agreement. AUSA and the Trust shall enter into a Participation Agreement substantially in the form attached hereto as EXHIBIT A.

                  (d) Seed Money for the Trust. Each Portfolio of the Trust will be seeded by Janus Capital or an affiliate; provided, however, that, in the event AUSA proposes to issue variable annuity contracts and variable life insurance policies through a Separate Account which would invest in the Trust at a time when Janus Capital or an affiliate still owns Trust shares purchased to seed a Portfolio of the Trust, prior to any such Separate Account investment, AUSA shall have first obtained necessary exemptive relief from the SEC or no-action assurances from the SEC staff allowing Trust shares to be held by Janus Capital or an affiliate, as applicable, or, alternatively an opinion of counsel satisfactory to Janus Capital's counsel that such exemptive relief or no-action assurances are not required.

         3.3 GENERAL ACCOUNT OPTION. The Contracts may allow the owner of a Contract ("Contract Owner") the option to make allocations to the General Account subject to any reasonable operating conditions that AUSA may impose. Any general account option under the Contracts shall be offered in compliance with applicable law and, to the extent it is offered in reliance on an exemption from the registration requirements of the 1933 Act, such offer shall be made in compliance with the conditions of such exemption and any further conditions set forth in the Principal Underwriting Agreement for the Contracts, as described in
Section 4.1(b), in effect at the time of execution of this Agreement, or as subsequently amended.

         3.4 TRADEMARKS.

                  (a) Janus Capital owns all rights, title and interest in and to the name and mark "JANUS," and any designation comprised in whole or in part of JANUS, any logo design used by Janus Capital and any other mark for which Janus Capital has obtained or is seeking registration rights (the "Janus Marks").

                  (b) Janus Capital hereby grants to AUSA and AFSG a nonexclusive license to use the Janus Marks solely for the purposes of
         i) identifying the underlying investment medium for the Contracts; ii) identifying the Contracts; or iii) otherwise performing their obligations under this Agreement.

                           i) Term. Janus Capital may immediately terminate this
                  license upon the occurrence of the following events: (A) the name of the Trust or the Contract is changed to a name that does not include the term JANUS; or (B) any Contract shall cease to be invested solely in Portfolios of the Trust or the General Account. Subject to the preceding sentence, the grant of license as specified herein shall survive the termination of this Agreement for so long as existing Contract owners own shares of any Portfolio, but only to the extent necessary to service such Contracts. To the extent of any termination of the grant of license, AUSA shall immediately cease to issue new variable annuity contracts or variable life insurance policies or service existing Contracts under any Janus Mark and shall likewise cease any activity which suggests that it has any right under any Janus Mark or that it has any association with Janus Capital in connection with any such contracts or policies.

                           ii) Pre-Release Approval of Trademark-Bearing
                  Materials. AUSA and AFSG shall obtain the prior written consent of Janus Capital for the public release of any materials bearing the Janus Marks. Such material shall include, but not be limited to, samples of each proposed standard Contract form and application, form correspondence with Contract Owners, reports to Contract Owners and any other operating materials that bear any Janus Mark.

                           During the term of this grant of license, Janus
                  Capital may, in its reasonable discretion, request that AUSA or AFSG modify or cease distribution of any materials bearing any Janus Mark which were previously approved by Janus Capital, but that Janus Capital may wish to reconsider. AUSA shall immediately cease distributing the previously approved materials as soon as reasonably practical and, if applicable, shall make the requested modification. AUSA shall obtain the prior written consent of Janus Capital for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

                           iii) Acknowledgment of Ownership. AUSA and AFSG: (1)
                  acknowledge and stipulate that the Janus Marks are valid and enforceable trademarks owned exclusively by Janus Capital and that, pursuant to such ownership, Janus Capital has the exclusive right to use, and license others to use, the Janus Marks as indications of source, origin, sponsorship, affiliation or endorsement; (2) agree never to contend otherwise in legal proceedings or in other circumstances; and
                  (3) acknowledge and agree that the use of the Janus Marks pursuant to this grant of license shall inure to the benefit of Janus Capital and shall not create any right of ownership in the Janus Marks for AUSA, AFSG or any of their affiliates.

                  (c) AUSA owns all rights, title and interest in and to the name and marks AUSA LIFE and AUSA, and any designation comprised in whole or in part of AUSA LIFE or AUSA, that is (i) used to identify AUSA; (ii) used to identify the Contracts; and (iii) any logo design used by AUSA and any other mark for which AUSA has obtained or is seeking registration rights (the "AUSA Marks").

                  (d) AUSA hereby grants to Janus Capital a nonexclusive license to use the AUSA Marks in connection with the performance of its obligations under this Agreement.

                           (i) Term. The grant of license as specified herein
                  shall survive the termination of this Agreement for so long as existing Contract Owners own shares of any Portfolio, but only to the extent necessary to service such Contracts. Upon termination of the grant of license, Janus Capital shall immediately cease using the AUSA Marks and shall likewise cease any activity which suggests that it has any right under the AUSA Marks or that it has any association with AUSA in connection with any such contracts or policies.

                           ii) Pre-Release Approval of Trademark-Bearing
                  Materials. Janus Capital shall obtain the prior written consent of AUSA for the public release of any materials bearing the AUSA Marks. Such material shall include, but not be limited to, promotional, sales or advertising material, and any other operating materials that bear the AUSA Marks.

                           During the term of this grant of license, AUSA may,
                  in its discretion, request that Janus Capital modify or cease distribution of any materials bearing the AUSA Marks which were previously approved by AUSA, but that AUSA may wish to reconsider. Janus Capital shall immediately cease distributing the previously approved materials, as soon as reasonably practical and, if applicable, shall make the requested modifications. Janus Capital shall obtain the prior written consent of AUSA for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

                           iii) Acknowledgment of Ownership. Janus Capital: (1)
                  acknowledges and stipulates that the AUSA Marks are valid and enforceable trademarks owned exclusively by AUSA and that, pursuant to such ownership, AUSA has the exclusive right to use, and license others to use, the AUSA Marks as indications of source, origin, sponsorship, affiliation or endorsement;
                  (2) agrees never to contend otherwise in legal proceedings or in other circumstances; and (3) acknowledges and agrees that the use of the AUSA Marks pursuant to this grant of license shall inure to the benefit of AUSA and shall not create any right of ownership in the AUSA Marks for Janus Capital.

                  (e) ASFG owns all rights, title and interest in and to the name and marks ASFG SECURITIES CORPORATION and ASFG and any designation comprised in whole or in part of AFSG and that is (i) used to identify AFSG; (ii) used to identify the Contracts; and (iii) any logo design used by AFSG and any other mark for which AFSG has obtained or is seeking registration rights (the "AFSG Marks").

                  (f) AFSG hereby grants to Janus Capital a nonexclusive license to use the AFSG Marks in connection with the performance of its obligations under this Agreement.

                           (i) Term. The grant of license as specified herein
                  shall survive the termination of this Agreement for so long as Contract Owners own shares of any Portfolios, but only to the extent necessary to service the Contracts. Upon termination of the grant of license, Janus Capital shall immediately cease using the AFSG Marks and shall likewise cease any activity which suggests that it has any right under the AFSG Marks or that it has any association with AFSG in connection with any such contracts or policies.

                           (ii) Pre-Release Approval of Trademark-Bearing
                  Materials. Janus Capital shall obtain the prior written consent of AFSG for the public release of any materials bearing the AFSG Marks. Such material shall include, but not be limited to, promotional, sales or advertising material, and any other operating materials that bear the AFSG Marks.

                           During the term of this grant of license, AFSG may,
                  in its discretion, request that Janus Capital modify or cease distribution of any materials bearing the AFSG Marks which were previously approved by AFSG, but that AFSG may wish to reconsider. Janus Capital shall immediately cease distributing the previously approved materials as soon as reasonably practical and, if applicable, shall make the requested modifications. Janus Capital shall obtain the prior written consent of AFSG for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

                                    iii) Acknowledgement of Ownership. Janus
                           Capital: (1) acknowledges and stipulates that the AFSG Marks are valid and enforceable trademarks owned exclusively by AFSG and that, pursuant to such ownership, AFSG has the exclusive right to use, and license others to use, the AFSG Marks as indications of source, origin, sponsorship, affiliation or endorsement; (2) agrees never to contend otherwise in legal proceedings or in other circumstances; and (3) acknowledges and agrees that the use of the AFSG Marks pursuant to this grant of license shall inure to the benefit of AFSG and shall not create any right of ownership in the AFSG Marks for Janus Capital.

         3.5 SALES AND ADVERTISING MATERIAL. Prior to any use with any member of the public of any sales or advertising material ("Material") prepared or developed by AUSA, or Janus Capital to the extent not created by the Trust, the party preparing such Material shall first provide copies of such Material to the other party for the other party's review and written approval. The party in receipt of such Material shall review such Material on a prompt and timely basis, but in no event later than five business days after receipt. All such material shall be approved in writing by the other party prior to its use. Upon approval of such material, AUSA shall file such sales and advertising material with state insurance regulatory agencies, as required, and AFSG shall file such sales and advertising material, as required, with the SEC, or with the NASD, as applicable, in accordance with the rules and regulations of the SEC and NASD. Janus Capital shall reimburse AFSG for any expense incurred by AFSG for such filing with the SEC and/or NASD. The party which has developed and printed the Material shall provide the other party with at least 50 complete, printed copies within five business days of completion of printing.

         3.6 LICENSING. To the extent required by law, AUSA shall appoint and license with the New York state insurance regulators qualified agents to distribute the Contracts. To the extent required by law, AFSG shall appoint and license with the NASD and New York registered representatives to distribute the Contracts. Such registered representatives shall be selected from employees of Janus Distributors, Inc. ("JDI") and shall be licensed as life insurance agents of AUSA in accordance with the Coordination and Supervisory Agreement between World Financial Group Insurance Agency, Inc. and JDI.

         3.7 TRANSFERS. AUSA shall be responsible for verifying the accuracy and adequacy of instructions from Contract Owners to transfer monies from any Janus mutual fund other than the Trust or from the Cash Equivalent Fund (collectively, the "Janus Funds") to fund a purchase payment for any Contract. Janus Capital shall use its best efforts to ensure that the Janus Funds provide AUSA with access to the account information of Janus Fund shareholders for this purpose. AUSA shall notify Janus Funds of such transfers on a daily basis (in accordance with procedures mutually agreed upon by the parties). If there is an inaccuracy in AUSA's statement of a customer's instruction, AUSA undertakes to cooperate with the funds' transfer agent to rectify any error. The indemnification set forth in Section 5.8 of this Agreement shall extend to the affected Janus Fund, its transfer agent and distributor, and their trustees/directors, officers and employees and other agents with respect to any Loss (as defined in Section 5.8) resulting from any inaccuracy in AUSA's statement of a customer's instruction.

         3.8 AUSA FUNCTIONS. AUSA shall be responsible, at AUSA's expense, for the functions of:

                  (a) Receiving, processing and underwriting Contract applications;

                  (b)  Issuing Contracts;

                  (c)  Delivering newly-issued Contracts to the Contract Owners;

                  (d) Billing and receiving Contract premiums and considerations;

                  (e) Contract Owner servicing, including changes of ownership, addresses, coverage, beneficiary designations, premium modes, settlement options and the like;

                  (f) Receiving, processing and responding to incoming general written correspondence concerning Contract matters from Contract Owners or beneficiaries;

                  (g)  Evaluating and paying Contract benefit claims;

                  (h) Preparing and forwarding confirmation and tax notices regarding Contract transactions and other reports to Contract Owners;

                  (i)  Administering the Separate Account and the Subaccounts;

                  (j) Calculating performance information for the Subaccounts for use by Janus Capital in preparing advertisements and sales literature and in responding to questions from Contract Owners;

                  (k) Purchasing and redeeming shares of the Trust on behalf of the Separate Account; and

                  (l) Providing the full-time services of an AUSA employee to supervise the insurance activities of agents licensed pursuant to Section 3.6.

         3.9 JANUS CAPITAL FUNCTIONS. Unless assumed by the Trust, Janus Capital shall be responsible, at Janus Capital's expense, for the functions of:

                  (a) Preparing and printing promotional, sales and advertising material for the Contracts and preparing a mailing list for such material, provided that such list shall not include current owners of AUSA variable annuity contracts. For this purpose, AUSA will supply Janus Capital with a listing of current owners of AUSA variable annuity contracts. The parties understand that this paragraph shall not apply to newsletters or similar shareholder reports mailed to Janus Funds shareholders.

                  (b) Printing and mailing of fulfillment kits and related material to persons who have expressed an interest in receiving information concerning the Contracts ("Janus Capital Customers"); and

                  (c) Forwarding AUSA any written and telephonic correspondence received by Janus Capital requiring Contract Owner servicing or other functions of AUSA described in Section
                       3.7 above.

         3.10 JDI FUNCTIONS. JDI shall be responsible for the functions of:

                  (a) Mailing promotional, sales and advertising material for the Contracts;

                  (b) Receiving and responding to questions from Janus Capital Customers who have received promotional, sales and advertising material or fulfillment kits and are either in the process of completing application forms for the Contracts, or have general questions concerning the Contracts and/or the advisability of investing in variable annuities;

                  (c) Receiving and responding to questions from Contract Owners relating to performance information and their Contracts; and

                  (d) Providing the full-time services of a JDI employee to supervise the securities activities of representatives registered pursuant to Section 3.6.

         3.11 OWNERSHIP OF PROSPECTS; REPLACEMENTS.

         During the term of this Agreement, no party to this Agreement nor any of their affiliates, and after the termination of this Agreement, no party nor any of their affiliates, shall knowingly induce or cause, or attempt to induce or cause, directly or indirectly, any Contract Owner to lapse, terminate, surrender, exchange or cancel his or her Contract, or to cease or discontinue making premium payments thereunder except to the extent required by any governmental authority with lawful jurisdiction or applicable law or regulation. This section shall not apply to Janus Capital in the event that AFSG applies for an order to substitute shares of another mutual fund for shares of the Trust without the written consent of Janus Capital.

         3.12 PUBLIC ANNOUNCEMENTS. The parties hereto agree that they will, to the extent reasonably feasible, confer with each other prior to the issuance of any reports, statements or releases pertaining to this Agreement, the Contracts and the transactions contemplated hereby, except that a party will in any event have the right to issue any such reports, statements or releases upon advice of its counsel that such issuance is required in order to comply with the requirements of any applicable Federal, state or local laws and regulations.

         3.13 STATE AVAILABILITY. The Contracts can lawfully be offered in the State of New York only. AUSA agrees to promptly notify Janus Capital of any change in the Territory.

         3.14 PREPARATION AND FILING OF VARIOUS DOCUMENTS. The parties to this Agreement shall be responsible for the prompt and timely preparation and filing of the documents relating to the Trust, Contracts and Separate Account as set forth on SCHEDULE 3 to this Agreement. Except as may otherwise be provided in the Related Agreements, each party shall not file any document listed on
SCHEDULE 3 with a regulatory agency without providing a copy of such document to the other party.


         3.15 CHANGES IN THE CONTRACTS OR THE SEPARATE ACCOUNT. Subject to the provisions of Sections 3.1 and 3.2, the parties to this Agreement may by mutual consent amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by AUSA through a separate account and to be distributed by AFSG to Janus Capital Customers. The provisions of this Agreement shall be equally applicable to each such class of contracts and policies and to each such separate account, unless the context otherwise requires.

                                    SECTION 4

                            COMPENSATION AND EXPENSES

         4.1 COMPENSATION AND EXPENSES.

                  (a) Janus Capital will receive the management fees provided for under the current Investment Advisory Agreements between Janus Capital and the Trust on behalf of each Portfolio, as such agreements may be amended from time to time in accordance with applicable law.

                  (b) AUSA has executed a Principal Underwriting Agreement for the Contracts with AFSG, substantially in the form attached hereto as EXHIBIT B, subject to any amendment to such agreement mutually agreed to by the parties thereto.

                  (c) Each party shall bear its own expenses in performing the functions ascribed to it in Sections 3.8, 3.9 and 3.10.

                  (d) Unless assumed by the Trust, Janus Capital shall bear all expenses associated with the preparation, printing, mailing, and distribution to prospective applicants for the Contracts and to existing Contract Owners of: (i) the Prospectus and Statement of Additional Information for the Trust, and supplements, amendments, or stickers thereto; and (ii) annual and semi-annual reports of the Trust.

                  (e) AUSA shall bear all expenses allocable to the preparation, printing, mailing and distribution of the Contracts. AUSA shall bear all costs associated with the preparation of masters in all electronic format mutually agreed upon by the parties of (i) the application forms for the Contracts; (ii) the Contract Prospectus and its Statement of Additional Information, and any supplements, amendments or stickers thereto; and (iii) the annual and semi-annual reports of the Separate Account, and Janus Capital shall bear the costs of printing and postage or other delivery of such material to a Contract Owner or to a prospective applicant for the Contract.

                  (f) As reimbursement for expenses incurred by Janus Capital in bearing certain expenses, which would normally be assumed by and properly allocated to and borne by AUSA, such as:


                           (1) the printing, mailing and distribution of Prospectuses for the Separate Account and Contracts to prospective applicants; and

                           (2) the printing, mailing and distribution of Statements of Additional Information for the Separate Account and the Contracts to prospective applicants; and

                           (3) the printing, mailing and distribution of the application forms and sales material for the Contracts to prospective applicants; and

                           (4) the printing and distribution of the annual and semi-annual reports of the Separate Account to Contract Owners; and

                           (5) the receipt and disposition of prospective applicant and Contract Owner inquiries, and other Contract-level service-related matters;

AUSA agrees to reimburse Janus Capital in an amount equal to an annual rate of 0.05% of the average daily net assets of the Separate Account, such amounts, as due, to be payable monthly to Janus Capital.

         (g) Janus Capital acknowledges that the insurance regulators of New York require AUSA to refund an amount equal to the total purchase payments made to the Contract by the Contract Owner if the Contract owner cancels the Contract within the number of days indicated under the "Right to Examine Contract" provision of the variable annuity contract(s) listed on Schedule 1 of this Agreement. Janus Capital further acknowledges that, under the terms of the Contract, the Contract Owners' money is invested during the free-look period and that AUSA bears the risk of market loss with respect to monies refunded during the free-look period. Accordingly, Janus Capital hereby agrees to reimburse AUSA to the extent of 50% of such losses. Such reimbursement shall be effected in a manner that is mutually agreeable to Janus Capital and AUSA.

                                    SECTION 5

                               GENERAL PROVISIONS

         5.1 EFFECTIVE DATE. This Agreement shall become effective as of the day and year first above written.

         5.2 TERM. Unless otherwise terminated pursuant to paragraph 5.3, 5.4,
5.5 or 5.6, this Agreement shall continue unless terminated upon six months prior written notice by the terminating party to the other parties.

         5.3 TERMINATION FOR CAUSE. This Agreement may be terminated at any time for default as provided in Paragraph 5.4 or upon election as provided in Paragraph 5.5 or 5.6, or where required by any governmental authority with lawful jurisdiction or applicable law or regulation.

         5.4 AUTOMATIC DEFAULT. In the event that:

                  (a) any party shall elect to, or be wound up and dissolved;

                  (b) any party shall become insolvent or admit in writing its inability to pay its debts as they mature;

                  (c) any party shall make an assignment for the benefit of
                      creditors;

                  (d) any party shall file a voluntary petition in bankruptcy or for reorganization or be adjudicated as bankrupt or insolvent;

                  (e) any party shall have a liquidator or trustee appointed over its affairs;

                  (f) in the case of AUSA, AUSA shall become insolvent or its surplus shall become impaired as such terms are defined under applicable New York insurance law; or

                  (g) in the case of AUSA, the insurance commissioner of its state of domicile shall commence a delinquency proceeding or apply for a court order of rehabilitation or liquidation, or the insurance commissioner of any other state or jurisdiction shall commence a delinquency proceeding or apply for a court order of conservation or receivership or take other action of a similar nature;

then such party shall be in default and the other party to this Agreement may elect to terminate this Agreement immediately upon written notice to the other parties.


         5.5 ELECTIVE TERMINATION. In the event that:

                  (a) at the option of Janus Capital, if the Participation Agreement between the Trust and AUSA is terminated; or

                  (b) at the option of Janus Capital, if, in its good faith judgment, any event, occurrence or circumstance (including the enactment of Federal or state legislation, court decision or a change in circumstances) makes the Contracts or insurance contracts of that type (e.g., variable annuity contracts or variable life insurance policies) an unsuitable investment for prospective applicants;

                  (c) at the option of any party if such party shall determine, in its good faith judgment, that any other party or their affiliates has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement, or is the subject of material adverse publicity, that substantially undermines such party's ability to meet and perform its obligations under this Agreement or the reputation and goodwill of the terminating party; or

                  (d) at the option of any party upon conclusion of formal proceedings against any other party by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body, where the outcome of such proceedings materially impairs such party's ability to meet and perform its obligations under this Agreement;

then, within a reasonable period of time after receiving notice of such event, the party with the option of making the determination or judgment may, upon written notice to the other parties, immediately terminate this Agreement.

         5.6 OTHER DEFAULT. Any party may terminate this Agreement if any other party fails to perform any of its material obligations under this Agreement. Any non-defaulting party shall provide 30 days' written notice of its intention to terminate this Agreement and the reason for termination. If the breaching party remedies the default during the 30-day period, or if such default cannot be remedied within the 30-day period and the breaching party begins immediately to take steps to do so and proceeds without delay to do so, then in either event this Agreement shall remain in effect. Otherwise, the party giving the notice may terminate this Agreement at the end of the 30-day period.

         5.7 CONFIDENTIALITY. Each party to this Agreement shall keep confidential (except as required to be disclosed by law or regulation) the other parties' respective methods of doing business and the names, addresses and other personal information relating to customers or prospective customers for the Contracts, the names, addresses and other personal information relating to Contract Owners, and any other information proprietary to any party to this Agreement, and shall not reproduce, disseminate or otherwise publish the same to any person not a party to this Agreement, without the prior written approval of the other parties to this Agreement. In particular, without limiting the generality of the foregoing, (1) AUSA and AFSG agree that the names and addresses of all customers and prospective customers for the Contracts which may come to the attention of AUSA and AFSG or any company or person affiliated with AUSA or AFSG as a result of their relationship with Janus Capital or any affiliated company of Janus Capital and not from any independent source, are confidential and shall not be used by

AUSA, AFSG, their agents, registered representatives or any company or person affiliated with AUSA or AFSG for any purpose whatsoever except as may be necessary to perform their obligations under this Agreement. In no event shall the names and addresses of such customers and prospective customers be furnished by AUSA or AFSG to any other company, agent or person for any purpose without the prior written consent of Janus Capital, including, without limitation, the provision of lists, or other accountings, of Janus Capital Customers who have purchased the Contracts to AUSA agents for the purposes of soliciting other products and services offered by AUSA. In addition, AUSA represents that it will not include sales or other promotional materials for other AUSA products or services in regular mailing to Janus Capital Customers, and (2) Janus Capital agrees that the names and addresses of all AUSA Owners (as such term is defined in Section 3.9(a)) which may come to the attention of Janus Capital or any company or person affiliated with Janus Capital as a result of their relationship with AUSA or any affiliated company of AUSA and not from any independent source, are confidential and shall not be used by Janus Capital for any purpose whatsoever except as may be necessary to perform their obligations under this Agreement. In no event shall the names and addresses of such customers and prospective customers be furnished by Janus Capital to any other company, agent or person for any purpose without the prior written consent of AUSA, including, without limitation, the provision of lists, or other accountings, of AUSA Owners who have purchased the Contracts to any company or person affiliated with Janus Capital for the purposes of soliciting other products and services offered by Janus Capital.

         5.8 INDEMNIFICATION.

                  (a) Indemnification by AUSA. AUSA agrees to indemnify and hold harmless Janus Capital and each person who controls Janus Capital with the meaning of such terms under the Federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, the "Losses"), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses: (i) result from a breach by AUSA of any provision of this Agreement; or (ii) result because of the terms of any Contract, or breach of any terms of any Contract, sold under the Related Agreements; (iii) proximately result from any activities of AUSA or its officers, directors, employees, or agents, or their failure to take action, that is not authorized by this Agreement or is inconsistent with the Agreement, including, but not limited to any violation of any Federal or state statute or regulation, or (iv) result from any authorized use of an AUSA Mark.

                  (b) Indemnification by Janus Capital. Janus Capital agrees to indemnify and hold harmless AUSA and AFSG and each person who controls AUSA and AFSG within the meaning of such terms under the Federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, the "Losses"), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such
         Losses: (i) result from a breach by Janus Capital of any provision of this Agreement; (ii) proximately result from any activities of Janus Capital's officers, directors, employees, or agents, or their failure to take action, that is not authorized by this Agreement or is inconsistent with the Agreement, including, but not limited to any violation of any Federal or state statute or regulation, or (iii) result from any authorized use of a Janus Mark.

                  (c) Indemnification by AFSG. AFSG agrees to indemnify and hold harmless Janus Capital and each person who controls Janus Capital within the meaning of such terms under the Federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, the "Losses"), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses: (i) result from a breach by AFSG of any provision of this Agreement; (ii) result because of the terms of any Contract, or breach of any terms of any Contract, sold under the Related Agreements; (iii) proximately result from any activities of AFSG or its officers, directors, employees, or agents, or their failure to take action, that is not authorized by this Agreement or is inconsistent with this Agreement, including, but not limited to any violation of any Federal or state statute or regulation, or (iv) result from any authorized use of an AFSG Mark.

                  (d) General. After receipt by a party entitled to indemnification ("indemnified party") under this Paragraph 5.8 of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Paragraph 5.8 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission is to so notify the indemnifying party will not relieve it from any liability under this Paragraph 5.8, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party shall be entitled to participate, at its own expense, in the defense of any action brought against an indemnified party. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. Upon such election by the indemnifying party to assume the defense, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the indemnifying party does not elect to assume the defense of any action, then it will reimburse the indemnified party for the reasonable fees of any legal counsel retained by such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Neither AUSA, AFSG nor Janus Capital shall be liable under these indemnification provisions as applicable, with respect to any Losses incurred or assessed against such indemnified party that arise from such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of its obligations or duties under this Agreement.

         5.9 INSPECTION. Any party hereto shall at any time during normal business hours upon reasonable written notice (depending on the books and records to be inspected) and at its sole cost, have the right to inspect the other parties' books and records that pertain to the subject matter of this Agreement and the transactions contemplated hereunder. Such inspected party shall cooperate with the requesting party in all reasonable respects during any such inspection in making records, files, books and backup materials available.

         5.10 ORGANIZATION AND GOOD STANDING; AUTHORIZATION. Each party hereto represents that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one of this Agreement; has all requisite corporate power to carry on its businesses as it is now being conducted and is qualified to do business in each jurisdiction in which it is required to be so qualified; and is in good standing in each jurisdiction in which such qualification is necessary under applicable law. Each party further represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

         5.11 INDEPENDENT CONTRACTOR. Nothing contained in this Agreement creates the relationship of employer-employee, joint venture, partnership or association between any or all of Janus Capital, AUSA, or AFSG.

         5.12 ASSIGNMENT AND TRANSFER. This Agreement may not be assigned or transferred by any party without the prior written consent of the other parties hereto.

         5.13 RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and Federal laws. Waiver by one party to this Agreement of any obligation of another party to this Agreement does not constitute a waiver of any further or other obligation of such party.


         5.14 NOTICES. All notices hereunder are to be made in writing and shall be given:

                  if to AUSA or AFSG, to:   John K. Carter, Esq.
                                            AUSA Life Insurance Company, Inc.
                                            P.O. Box 9054
                                            Clearwater, FL 33758-9054

                  if to Janus Capital, to:  General Counsel
                                            Janus Capital Corporation
                                            100 Fillmore Street
                                            Denver, CO 80206

or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.

         5.15 INTERPRETATION, JURISDICTION, ETC. This Agreement constitutes the whole agreement between the parties hereto and supersedes all prior oral or written negotiations between the parties with respect to the subject matter hereof. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of Colorado without giving effect to principles of conflict of laws.

         5.16 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the

Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         5.17 HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         5.18 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall be deemed to be one and the same instrument.

         5.19 SEVERABILITY. This is a severable Agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part hereof.

         5.20 SURVIVAL OF CERTAIN PROVISIONS. Notwithstanding any termination of this Agreement, Paragraphs 5.7 and 5.8 shall survive indefinitely and, to the extent necessary to fulfill the intent of this Agreement, Sections 3 and 4 shall remain in full force and effect for so long as Contract Owners continue to own shares of the Trust pursuant to the Participation Agreement attached hereto as EXHIBIT A.

         5.21 SUCCESSORS. The terms of this Agreement shall inure to the benefit of and be binding upon any successor by law of Janus Capital, AFSG or AUSA, as the case may be.

         IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified below.

                                      AUSA LIFE INSURANCE
                                      COMPANY, INC.

                                      By:    /s/ Tom A. Schlossberg
                                      Name:  Tom A. Schlossberg
                                      Title: Chairman of the Board and President

                                      JANUS CAPITAL CORPORATION

                                      By:    /s/ Bonnie M. Howe
                                      Name:  Bonnie M. Howe
                                      Title: Vice President

                                      AFSG SECURITIES CORPORATION

                                      By:    /s/ John K. Carter
                                      Name:  John K. Carter
                                      Title: Vice President

                                   SCHEDULE 1

                 VARIABLE CONTRACTS SUBJECT TO MASTER AGREEMENT

                           EFFECTIVE NOVEMBER 1, 2001

                                                            SEC
NAME OF CONTRACT                    CONTRACT FORM NO.       REGISTRATION NO.
----------------                    -----------------       ----------------
Janus Annuity - New York            VA14 NY                 333-64650/811-10437
  Flexible  Payment
  Variable Accumulation
  Deferred  Annuity

                                   SCHEDULE 2

                                SEPARATE ACCOUNTS
                          AVAILABLE UNDER THE CONTRACTS

                           EFFECTIVE NOVEMBER 1, 2001

NAME OF                               NAME                     DATE
CONTRACT                              OF ACCOUNT               ESTABLISHED
--------                              ----------               -----------
Janus Annuity - New York              AUSA Series              October 24, 1994
  Flexible Payment                    Annuity
  Variable Accumulation               Account B
  Deferred Annuity,
  Contract Form No.
  VA14 NY

                                   SCHEDULE 3

              RESPONSIBILITIES FOR DOCUMENT PREPARATION AND FILINGS

                           EFFECTIVE NOVEMBER 1, 2001


             AUSA = AUSA LIFE INSURANCE COMPANY, INC.
             JCC = JANUS CAPITAL CORPORATION
             ASFG = AFSG SECURITIES CORPORATION
             JDI = JANUS DISTRIBUTORS, INC.

                                  FILINGS WITH
                         -------------------------------

                                                                    State
                                                                    Securities                           Copies for
                                                                    Departments       State Insurance    Distribution to
Document                  Preparation      SEC          NASD        (if required)     Departments        Investors
--------                  -----------      ---          ----        -------------     -----------        ---------
Contract Forms            AUSA                                                        AUSA               AUSA

Contract Application      AUSA                                                        AUSA               JCC

Separate                  AUSA                                                        AUSA
Account

Registration              AUSA             AUSA                     AUSA              AUSA
Statement for
the Contracts
(including all
required exhibits)

Registration              AUSA             AUSA                     AUSA              AUSA
Statement
for the
Separate Account
(including all
required exhibits)

Final                     AUSA             AUSA                     AUSA              AUSA               JCC
Prospectuses
and any Supplements
for the
Contracts

                                                                    State
                                                                    Securities                           Copies for
                                                                    Departments       State Insurance    Distribution to
Document                  Preparation      SEC          NASD        (if required)     Departments        Investors
--------                  -----------      ---          ----        -------------     -----------        ---------

Registration Statement    JCC              JCC                                        AUSA
for the Trust
(including all required
exhibits)

Final Prospectuses and    JCC              JCC                                        AUSA               JCC
any supplements for the
Trust

Distribution Agreement    AUSA                                                        AUSA
for the Contracts
                                           JDI or       JDI or      JDI or
Advertising and Sales     JCC              ASFG*        AFSG*       ASFG*             AUSA               JCC
Materials

Participation Agreement   AUSA                                                        AUSA

Investment Advisory       JCC                                                         AUSA
Agreement



* To be filed by ASFG, if published by and on behalf of ASFG; to be filed by JDI if published by and on behalf of JDI.

                                    EXHIBIT A






                             PARTICIPATION AGREEMENT

                                     BETWEEN

                               JANUS ASPEN SERIES

                                       AND

                        AUSA LIFE INSURANCE COMPANY, INC.




                                      DATED

                                      AS OF

                                NOVEMBER 1, 2001

                                TABLE OF CONTENTS

ARTICLE I.    SALE AND REDEMPTION OF TRUST SHARES ..........................................     3
              1.1   General ................................................................     3
              1.2   Sale ...................................................................     3
              1.3   Redemption .............................................................     3
              1.4   Company As Agent of Trust...............................................     3
              1.5   Payment for Purchases and Redemptions...................................     4
              1.6   Business Day............................................................     4
              1.7   Book Entry..............................................................     4
              1.8   Dividends and Distributions.............................................     4
              1.9   Net Asset Value Availability............................................     5
              1.10 Trust as Sole Investment Vehicle of Account .............................     5
              1.11 Availability of Trust Shares to Others...................................     5
              1.12 Pricing Errors...........................................................     6

ARTICLE II.   REPRESENTATIONS AND WARRANTIES................................................     6
              2.1   By the Company..........................................................     6
              2.2   By the Trust............................................................     7

ARTICLE II.   VOTING........................................................................     9
              3.1   By the Company..........................................................     9
              3.2  1940 Act Compliance......................................................     9

ARTICLE IV.   SALES AND ADVERTISING MATERIAL AND INFORMATION................................     9
              4.1   Approval Prior to Use...................................................     9
              4.2   Representations and Statements By Company...............................    11
              4.3   Representations and Statements By Trust.................................    11
              4.4   Copies to Company.......................................................    12
              4.5   Copies to Trust.........................................................    12
              4.6   Copies of Drafts........................................................    12
              4.7   Sales Material Defined..................................................    13

ARTICLE V.    OBLIGATIONS OF THE PARTIES....................................................    13
              5.1   No Fees Payable to Company..............................................    13
              5.2   Trust Filing Obligations................................................    13
              5.3   Company Filing Obligations..............................................    14
              5.4   Prospectus and Application Form Printing and Distribution...............    14
              5.5   Statement of Additional Information Printing and Distribution...........    14
              5.6   Annual and Semi-Annual Report Printing and Distribution.................    15
              5.7   Proxy Printing and Distribution.........................................    15
              5.8   Confirmations, Contract Annual Statements and 1099 Forms................    15

ARTICLE VI.   DIVERSIFICATION...............................................................    15
              6.1   Code Section 817(h).....................................................    15

ARTICLE  VII. POTENTIAL CONFLICTS...........................................................    16
              7.1   Trust Exemptive Application.............................................    16

              7.2   Material Irreconcilable Conflict (Trustees).............................    16
              7.3   Material Irreconcilable Conflict (Company)..............................    16
              7.4   Material Irreconcilable Conflict (Resolution)...........................    17

ARTICLE VIII. INDEMNIFICATION...............................................................    17
              8.1   Indemnification by The Company..........................................    17
              8.2   Indemnification by the Trust............................................    19
              8.3   Indemnification Procedures..............................................    20
              8.4   Willful Misfeasance, Bad Faith, Gross Negligence........................    21
              8.5   Successors and Survival.................................................    22

ARTICLE IX.   APPLICABLE LAW................................................................    22
              9.1   State Law Applicable....................................................    22
              9.2   Securities Laws Applicable..............................................    22

ARTICLE X.    TERMINATION...................................................................    22
              10.1  Events Creating Termination.............................................    22
              10.2  Notice Requirement......................................................    24
              10.3  Effect of Termination...................................................    25

ARTICLE XI.   APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS...............................    25
              11.1  When Applicable.........................................................    25

ARTICLE XII.  NOTICES.......................................................................    26
              12.1 General..................................................................    26

ARTICLE XIII. MISCELLANEOUS.................................................................    26
              13.1  Trust Liability.........................................................    26
              13.2  Captions................................................................    26
              13.3  Counterparts............................................................    26
              13.4  Severability............................................................    26
              13.5  Inspection..............................................................    26
              13.6  Binding Obligation......................................................    27

                                    SCHEDULES

1       Separate Accounts Available Under the Contracts

2       Variable Contracts Subject to Participation Agreement

                                    AGREEMENT

         THIS AGREEMENT is made as of this 1st day of November, 2001, by and between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), and AUSA LIFE INSURANCE COMPANY, INC., a New York corporation (the "Company"), on its own behalf and on behalf of each separate account and subaccount thereof of the Company named in SCHEDULE 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to SCHEDULE 1 from time to time in accordance with the provisions of Article XI of this Agreement (each such separate account referred to as the "Account").

         WHEREAS, the Trust desires to engage in business as an open-end management investment company and to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Products," the owners of such products being referred to as "Contract Owners") to be offered by insurance companies which have entered into participation agreements with the Trust ("Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Trust is divided into numerous series of shares, each designated a "Portfolio" and each series of shares representing an interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, each Portfolio issues its shares in one or more classes, including Institutional Shares which are the subject of this Agreement ("Portfolio shares"); and

         WHEREAS, the Trust has filed a registration statement (the "Trust Registration Statement") with the Securities and Exchange Commission (the "SEC") on Form N-1A to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its Portfolio shares under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust has received an order from the SEC granting Participating Insurance Companies and their variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Portfolio shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside of the separate account context (the "Shared Trust Exemptive Order"); and

         WHEREAS, the Company has filed a registration statement with the SEC to register under the 1933 Act certain variable annuity contracts described in
SCHEDULE 2 to this Agreement as in effect at the time this Agreement is executed and such other variable annuity contracts and variable life insurance policies which may be added to SCHEDULE 2 from time to time in accordance with Article XI of this Agreement (the "Contracts," each such registration statement for a class or classes of Contracts listed on SCHEDULE 2 being referred to as the "Contracts Registration Statement"); and

         WHEREAS, the Account, a validly existing segregated asset account, duly authorized by resolution of the Board of Directors of the Company on the date set forth on SCHEDULE 1, sets aside and invests assets attributable to the Contracts; and

         WHEREAS, the Company has registered or will have registered the Account with the SEC as a unit investment trust under the 1940 Act before any Contracts are issued by the Account; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Portfolio shares on behalf of the Account to fund the Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree as follows:

ARTICLE I SALE AND REDEMPTION OF TRUST SHARES

         1.1 General. The Trust agrees to sell to the Company Portfolio shares which the Company orders on behalf of the Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

         1.2. Sale. The Trust agrees to make Portfolio shares available for purchase by the Company on behalf of the Account at the net asset value per share next computed after receipt of such purchase order by the Trust (or its agent) on Business Days as defined in Section 1.6 of this Agreement, and the Trust shall use best efforts to calculate such net asset value on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Trustees of the Trust (the "Trustees") may suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of any Portfolio.

         1.3.Redemption. The Trust agrees to redeem, at the Company's request, any full or fractional shares of any Portfolio of the Trust held by the Account or the Company, executing such requests at the net asset value per share next computed after receipt of such redemption order by the Trust (or its agent) on Business Days as defined in Section 1.4 of this Agreement. Notwithstanding the foregoing, the Trust may delay redemption of Portfolio shares to the extent permitted by the 1940 Act.

         1.4 Company As Agent of Trust. For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be the agent of the Trust for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value per share of each Portfolio is computed in accordance with its prospectus, and (ii) the Trust receives notice of such purchase or redemption order by 12:00 noon, Eastern Time on such next Business Day.

         A purchase or redemption order for any Portfolio share that does not satisfy the conditions specified above will be effected at the net asset value per share next computed after the conditions specified above have been satisfied.

         Payment For Purchases and Redemptions. Purchase orders that are transmitted to the Trust in accordance with this Section 1.4 shall be paid for on the same Business Day that the Trust has received notice of the order. Payment shall be made in Federal funds transmitted by wire. The Company shall use its best efforts to ensure that funds are received by the Trust by 12:00 noon Eastern Time, provided that the parties acknowledge that the Trust may, from time to time, accept funds received thereafter so long as the wire was originated by the Company by 12:00 noon Eastern Time. Redemption orders that are transmitted to the Trust in accordance with this Section 1.4 shall be paid for on the same Business Day that the Trust has received notice of the redemption order (to the extent such payment can be transmitted by wire at the time the redemption order is processed by the Trust; it being understood that, if such payment cannot be so transmitted, such payment will be transmitted on the following Business Day). Payment for redemption orders shall be made in Federal funds transmitted by wire.

         1.6 Business Day. For the purposes of this Article I, "Business Day" shall mean any day for which the Trust calculates net asset value per share as described in the Trust's then currently effective prospectus.

         1.7 Book Entry. Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Portfolio shares will be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.8 Dividends and Distributions. The Trust shall furnish notice (by wire or telephone) to the Company of any income dividends or capital gain distributions payable on Portfolio shares. The Company hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of Portfolio shares so issued as payment of such dividends and distributions.

         1.9 Net Asset Value Availability. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated and shall calculate such net asset value in accordance with the Trust's then currently effective prospectus. If, on a given Business Day, the Trust is unable to make the net asset value per share for a Portfolio for such Business Day available to the Company by 6:00 p.m., Eastern Time, the Trust shall so notify the Company before 6:00 p.m.

         1.10 Trust as Sole Investment Vehicle of Account. The Company agrees to purchase and redeem Portfolio shares offered by the then currently effective prospectus of the Trust in accordance with the provisions of such prospectus. While this Agreement is in effect, the Company agrees that all net amounts available under the Contracts shall be invested only in the Trust and/or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if: (a) such other investment company is advised by the Trust's investment adviser and the Trust, in its sole discretion, consents to the use of such other investment company, or (b) there is a substitution of the Trust made in accordance with Section 10.1 (e) of this Agreement. The Company also agrees that it will not take action to operate the Account as a management investment company under the 1940 Act without the Trust's prior written consent.

         1.11 Availability of Trust Shares to Others. The Trust agrees that Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts, and also to qualified pension and retirement plans outside of the separate account context. The Trust will not sell Portfolio shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Section 3.1 and Article VII of this Agreement is in effect to govern such sales. No shares of any Portfolio will be sold to the general public. The Company agrees to purchase Portfolio shares only for the purpose of funding the Contracts listed in SCHEDULE 2, as amended from time to time.

         1.12 Pricing Errors. In the event adjustments are required to correct any material error in the computation of the net asset value of a Portfolio's shares, the Trust shall notify the Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with the Trust's then current policies on reimbursement, which the Trust represents are consistent with applicable SEC standards. If an adjustment is to be made in accordance with such policies to correct an error which has caused an Account to receive an amount different than that to which it is entitled, the Trust shall make all necessary adjustments to the number of shares owned in the Account and distribute to the Account the amount of such underpayment for credit to the Contract owners.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

         2.1 By the Company.

                  (a) The Company represents and warrants that the Contracts are registered under the 1933 Act and that the Contracts will be issued and sold in compliance in all material respects with applicable Federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly authorized the Account as a separate account under the New York Insurance Code, and that it has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company shall amend the Contracts Registration Statement under the

                  1933 Act, and the Account's Registration Statement under the 1940 Act, from time to time as required in order to effect the continuous offering of the Contracts, as described in the then currently effective prospectus for the Contracts and the Account. The Company shall register and qualify the Contract for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

                  (b) The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts, endowment contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and agrees that it will make every effort to maintain such treatment, and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                  (c) The Company represents that its operations and the operations of the Account shall at all times remain in material compliance with the applicable laws of the State of New York to the extent required to perform this Agreement.

         2.2 By the Trust.

     (a) The Trust represents and warrants that the offer and sale of Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act and are duly authorized for issuance in accordance with applicable law, and that the Trust is and shall remain registered under the 1940 Act for so long as the Portfolio shares are sold. The Trust further represents and warrants that it is an unincorporated business trust duly organized and in good standing under the laws of Delaware. The Trust shall amend the Trust Registration Statement under the 1933 Act and the

                  1940 Act from time to time as required in order to effect, for so long as Portfolio shares are sold, the continuous offering of Portfolio shares as described in the Trust's then currently effective prospectus. The Trust shall register and qualify Portfolio shares for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

                  (b) The Trust represents that it will make best efforts to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                  (c) The Trust's Portfolio shares currently do not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, or in contravention of such rule, although to the extent permitted and in conformity with the requirements under the 1940 Act it may make such payments in the future.

                  (d) The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except that the Trust represents that its operations are and shall at all times remain in material compliance with the applicable corporation and trust laws of the State of Delaware to the extent required to perform this Agreement.

ARTICLE III. VOTING.

         3.1 By the Company. Subject to applicable law, the Company shall:

               (a)  solicit voting instructions from Contract Owners;

               (b) calculate voting privileges in a manner consistent with other Participating Insurance Companies;

               (c) vote Portfolio shares of each Portfolio attributable to Contract Owners in a manner consistent with voting instructions timely received from such Contract Owners; and

               (d) vote Portfolio shares of each Portfolio attributable to Contract Owners for which no voting instructions have been received, as well as shares attributable to the Company in the same proportion as the Company votes Portfolio shares of such Portfolio for which the Company has received instructions;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable insurance products contract owners. The Company reserves the right to disregard Contract Owner voting instructions and vote the Portfolio shares held in the Account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above. The Company shall not oppose or interfere with the solicitation of proxies for Portfolio shares attributable to Contract Owners without the Trust's prior written consent, which consent may be withheld in the Trust's sole discretion. The Company shall not initiate, or solicit Contract Owners to initiate, any proxy solicitation.

         3.2 1940 Act Compliance. The Trust will comply with applicable provisions of the 1940 Act pertaining to voting by shareholders.

ARTICLE IV. SALES AND ADVERTISING MATERIAL AND INFORMATION

         4.1 Approval Prior to Use.

                  (a) All sales literature, advertising or other promotional material for the Account and the Contracts, and each piece of sales literature, advertising or other promotional material in which the Company or the Account is or should be named (all such material, as further defined in Section 4.7, collectively, "Material" for purposes of this Article IV) created by the Trust, if any, shall be approved by the Company or its designee in writing prior to its use. The Company agrees to respond to a request by the Trust for approval of Material on a prompt and timely basis, but in no event later than five business days after receipt of Material from the Trust by the Company or its designee. No Material shall be used unless so approved by the Company or its designee. The Company or its designee shall file all Material with the NASD and state insurance regulators in accordance with the filing requirements of such regulators. To the extent not assumed or reimbursed by the Trust's investment adviser ("Adviser") or its affiliates, the Trust shall bear all expenses attributable to the preparation, filing, mailing and distribution of all Material created by the Trust. The Trust will provide to the Company at least fifty complete copies of all Material as printed and distributed for public or Contract Owner use within five business days of first use.

                  (b) All Material created by the Company, in which the Trust or its Adviser is or should be named if any, shall be approved by the Trust or its designee in writing prior to its use. The Trust agrees to reply to a request for approval on a prompt and timely basis, but in no event later than five business days after receipt of Material from the Company by the Trust or its designee. No Material shall be used unless so approved by the Trust or its designee. The Company or its designee shall file all Material with the NASD and state insurance regulators in accordance with the filing requirements of such regulators. The Company shall bear all expenses attributable to the preparation, filing, mailing and distribution of all Material created by the Company. The Company will provide to the Trust at least fifty complete copies of all Material as printed and distributed for public or Contract Owner use within five business days of first use.


         4.2 Representations and Statements By Company. The Company shall not give any information or make any representations or statements on behalf of or concerning the Trust or its Adviser, in connection with the sale of the Contracts, other than the information or representations contained in and accurately derived from: (1) the Registration Statements for the Contracts and the Account filed with the SEC by the Company, as such Registration Statements may be amended or supplemented from time to time; (2) the Trust Registration Statement, as such Registration Statement may be amended or supplemented from time to time; (3) published shareholder reports of the Trust; (4) Trust-sponsored proxy materials; or, (5) Material developed by the Trust or its designee and approved by the Company, except as required by legal process or regulatory authorities, or with the written permission of the Trust or its designee.

         4.3 Representations and Statements By Trust. The Trust shall not give any information or make any representations on behalf of or concerning the Company, the Account or the Contracts other than the information or representations contained in and accurately derived from: (1) the Registration Statements for the Contracts and the Account filed with the SEC by the Company, as such Registration Statements may be amended or supplemented from time to time; (2) the Trust Registration Statement, as such Registration Statement may be amended or supplemented from time to time; (3) published reports of the Company, the Account or the Contracts which are in the public domain or approved in writing by the Company for distribution to Contract Owners; or, (4) Material developed by the Company or its designee and approved in writing by the Trust or its designee, except as required by legal process or regulatory authorities, or with the written permission of the Company or its designee.

         4.4 Copies to Company. The Trust will provide to the Company at least one complete copy of all Trust Registration Statements, prospectuses, Statements of Additional Information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust or Trust shares, promptly after the filing of such document with the SEC or other regulatory authorities, except that at least one complete copy of a draft of any prospectus or Statement of Additional Information for the Trust, and all amendments or supplements thereto, shall be furnished to the Company at least 10 business days prior to the filing of such documents with the SEC.

         4.5 Copies to Trust. The Company will provide the Trust with at least one complete copy of a draft of all Registration Statements for the Contracts and the Account, and all amendments and supplements thereto, at least 10 business days prior to the filing of such documents with the SEC. The Company will provide to the Trust at least one complete copy of all reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document with the SEC or other regulatory authorities.

         4.6 Copies of Drafts. Each party will make best efforts under the circumstances to provide to the other party copies of draft versions of any registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs any information contained in such draft version for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such draft version before such a report or other filing has been filed, the other party will provide the requested information if then available and in the draft version then available at the time of such request.

         4.7 Sales Material Defined. For purposes of this Article IV, the phrase "Material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE V.  OBLIGATIONS OF THE PARTIES

         5.1 No Fees Payable to Company. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Portfolio shares of the Trust adopt and implement a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then the Trust may make payments to the Company in amounts agreed to by the Trust and the Company in writing. Currently, implementation of a plan by the Portfolio shares pursuant to Rule 12b-1 is not contemplated.

         5.2 Trust Filing Obligations. The Trust shall prepare and be responsible for filing with the SEC, and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and Statements of Additional Information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 5.2 and all taxes to which an issuer is subject on the issuance and transfer of its shares. The Company shall be responsible for and shall bear the costs of filing such documents with any state insurance regulators requiring such filing. The Trust shall prepare and file on a timely basis with the appropriate regulatory authorities, at the Trust's expense, all required tax returns pertaining to Trust matters.

         5.3 Company Filing Obligations. The Company shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all Contract forms and applications, registration statements for the Account and the Contracts, and prospectuses and Statements of Additional Information for the Contracts. The Company shall bear the costs of registration and qualification of its Contracts, preparation and filing of the documents listed in this Section 5.3 and all taxes applicable to the Account and Contracts. The Company shall prepare and file on a timely basis with the appropriate regulatory authorities, at the Company's expense, all required tax returns pertaining to the Account.

         5.4 Prospectus and Application Form Printing and Distribution. The Company shall provide the Trust (at the Company's expense) with versions of the current prospectus for the Contracts and the Account, and the application forms for the Contracts, in an electronic format mutually agreed upon by the parties. Unless otherwise agreed by the parties, the Trust shall be responsible for printing the prospectus for the Contracts and the Account, and the prospectus for the Trust, in a "combined" fashion under a common cover with a common binder. Unless otherwise agreed, the Company shall not bear the expense of printing and distribution of the combined prospectuses and the application forms.

         5.5 Statement of Additional Information Printing and Distribution. The Company shall provide the Trust (at the Company's expense) with a version of the current Statement of Additional Information for the Contracts and the Account in an electronic format mutually agreed upon by the parties. At the Trust's option, the Trust may produce such Statement of Additional Information either in combination with the Statement of Additional Information for the Trust or under its own separate cover. Unless otherwise agreed, the Company shall not bear the expense of duplication and distribution of the Statement of Additional Information for the Contracts and the Account.

         5.6 Annual and Semi-Annual Report Printing and Distribution. The Company shall provide the Trust (at the Company's expense) with versions of the annual and semi-annual reports for the Account in an electronic format mutually agreed upon by the parties. The Trust shall be responsible for printing the annual and semi-annual reports for the Account, and the annual and semi-annual reports for the Trust, in a "combined" fashion under a common cover with a common binder. Unless otherwise agreed, the Company shall not bear the expense of printing and distribution of the combined annual and semi-annual reports.

         5.7 Proxy Printing and Distribution. The Trust (at the Trust's expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall require in a form suitable for distribution to Contract Owners. The Trust shall bear the expense of printing such proxy materials and the expense of printing any other voting materials for a proxy solicitation to Contract Owners. The Company shall bear the expenses of distributing such materials. The Company assumes sole responsibility for ensuring that all required proxy solicitation materials are delivered to Contract Owners in accordance with Federal and any applicable state securities laws.

         5.8 Confirmations, Contract Annual Statements and 1099 Forms. The Company shall be responsible for and bear the expense of producing and distributing confirmations of each transaction in a Contract, annual statements for each Contract which summarize transactions which have occurred in each Contract during the previous Contract year, and individual 1099 Federal tax forms for each Contract.

ARTICLE VI. DIVERSIFICATION

         6.1 Code Section 817(h). The Trust will at all times comply with
Section 817(h) of the Code, and all regulations issued thereunder.

ARTICLE VII. POTENTIAL CONFLICTS

         7.1 Trust Exemptive Application. The Company has reviewed a copy of an application for exemptive relief, originally filed by the Trust on May 20, 1993 with the SEC, and any amendments thereto, and has reviewed the conditions to the requested relief set forth therein. As set forth in such application, the Company agrees to report any potential or existing conflicts promptly to the Trustees, including any decision by the Company to disregard Contract owner voting instructions, and recognizes that it will be responsible for assisting the Trustees in carrying out their responsibilities under such application and order. The Company agrees to carry out such responsibilities in the interests of existing Contract Owners.

         7.2 Material Irreconcilable Conflict (Trustees). If a majority of the Trustees, or a majority of disinterested Trustees, determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Trust, the Trustees shall give prompt notice to all Participating Insurance Companies. The Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to: (a) withdrawing the assets allocable to the Account from the Trust or any Portfolio of the Trust and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners; and/or (b) establishing a new registered management investment company.

         7.3 Material Irreconcilable Conflict (Company). If a material irreconcilable conflict arises as a result of a decision by the Company to disregard Contract Owner voting instructions and such decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Trust, the Company may be required, at the

Trustees' election, to withdraw the Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         7.4 Material Irreconcilable Conflict (Resolution). For the purpose of this Article, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to bear the expense of establishing a new funding medium for any Variable Insurance Product. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company shall withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

ARTICLE VIII. INDEMNIFICATION

         8.1 Indemnification by The Company. The Company agrees to indemnify and hold harmless the Trust, and each person who controls the Trust within the meaning of such terms under the Federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Losses" for purposes of this
Article VIII), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses:

         (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, prospectus for the Contracts (or any amendment or supplement thereto) or sales literature for the Contracts or the Contracts themselves (collectively, "Company Documents" for purposes of this Article VIII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents, or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

         (b) arise out of or result from statements or representations by or on behalf of the Company (other than statements or representations contained in and accurately derived from Trust Documents as defined in
         Section 8.2(a)) or wrongful conduct of the Company, or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents (as defined in 8.2(a)) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company; or

         (d) arise out of or result from any failure by the Company to provide the services or furnish the materials under the terms of this Agreement; or

         (e) arise out of or result from any material breach by the Company of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Portfolio shares on a timely basis in accordance with the procedures set forth in Article I.

This indemnification will be in addition to any liability which the Company may otherwise have.

         8.2 Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Company, and each person who controls the Company within the meaning of such terms under the Federal securities laws and any officer, director, employee or agent of the foregoing, against any and all Losses, to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses:

         (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement or prospectus for the Trust (or any amendment or supplement thereto) or sales literature for the Trust (collectively, "Trust Documents" for purposes of this Article VIII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and accurately derived from information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

         (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or the Trust's investment adviser, or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and accurately derived from written information furnished by the Trust to the Company; or

         (d) arise out of or result from any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
         Article VI of this Agreement); or

         (e) arise out of or result from any material breach by the Trust of this Agreement.

         This indemnification will be in addition to any liability which the Trust may otherwise have.

         8.3 Indemnification Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VIII ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party shall be entitled to participate, at its own expense, in the defense of any action brought against an Indemnified Party. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. Upon such election by the Indemnified Party to assume the defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding including any impleaded parties) conclude both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the Indemnifying Party does not elect to assume the defense of any action, then it will reimburse the Indemnified Party for the reasonable fees of any legal counsel retained by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement.

         8.4 Willful Misfeasance, Bad Faith, Gross Negligence. Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 8.1 or 8.2, as applicable, with respect to any losses incurred or assessed against such Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

         8.5 Successors and Survival. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

         9.1 State Law Applicable. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Colorado, without giving effect to the principles of conflicts of laws.

         9.2 Securities Laws Applicable. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

         10.1 Events Creating Termination. This Agreement shall terminate:

                  (a) at the option of either party upon six months' advance written notice to the other party, such termination to be effective no earlier than five years following the date on which the first Contract is issued to the public, or

                  (b) at the option of the Company it no shares of any Portfolio are reasonably available to meet the requirements of the Contracts. Prompt notice of the election to terminate for such cause shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of Portfolio shares to meet the requirements of the Contracts within said ten day period; or

                  (c) upon requisite vote of the Contract Owners having an interest in the affected Portfolio, to substitute the shares of another investment company for the affected Portfolio shares of the Trust in accordance with the terms of the Contracts and subject to the Company's right to disregard Contract Owner voting instructions in accordance with applicable law. The Company shall give 60 days' prior written notice to the Trust of the date of any proposed vote to replace the affected Portfolio shares;

                  (d) at the option of the Company or the Trust upon conclusion of formal proceedings against the other party by the NASD, the SEC, the insurance commission of any state or any other regulatory body where the outcome of such proceedings materially impairs such other party's ability to meet and perform its obligations and duties under this Agreement; or

                  (e) at the option of the Company or the Trust if either party shall determine, in its sole judgment exercised in good faith, that the other party or its affiliates has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement, or such party is the subject of material adverse publicity, that substantially undermines such party's ability to meet and perform its obligations under this Agreement or the reputation and goodwill of the terminating party; or

                  (f) at the option of the Company if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes based on an opinion of counsel satisfactory to the Trust that the Trust may fail to so qualify; or

                  (g) at the option of the Company if the Trust fails to meet the diversification requirements specified in Article VI hereof; or

                  (h) at the option of the Trust if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code; or

                  (i) at the option of the Company or the Trust if the Master Agreement between the Company and the Adviser is terminated; or

                  (j) upon the assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto; or

                  (k) at the option of the Company or the Trust upon the other party's breach of any material provision of this Agreement other than a breach set forth in Section 10.1(f)-(h).

         10.2 Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate. Such notice shall set forth the basis for such termination and comply with the following provisions, as applicable:

                  (a) In the event that any termination is based upon the provisions of Section 10.1(a)-(c) of this Agreement, such prior written notice shall be given in accordance with such provisions;

                  (b) In the event that any termination is based upon Section 10.1(d)-(j) of this Agreement, such termination shall become effective upon receipt of written notice by the non-terminating party; and

                  (c) In the event that any termination is based upon Section 10.1(k) of this Agreement, the terminating party shall provide 30 days' written notice of its intention to terminate this Agreement. It the breaching party remedies the default during the 30-day period, or if such default cannot be remedied within the 30-day period and the breaching party begins immediately to take the steps to do so and diligently proceeds toward the remedy, then in either event this Agreement shall remain in effect. Otherwise, the party giving notice may terminate this Agreement at the end of the 30-day period.

         10.3 Effect of Termination.

                  (a) Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement, the Trust may at its option continue to make available additional Portfolio shares pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"). Specifically, without limitation, for so long as the Trust makes additional Portfolio shares available, the owners of Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The Trust shall provide the Company with at least ninety (90) days' written notice prior to discontinuing its exercise of this option.

                  (b) The parties agree that this Section 10.3 shall not apply to any termination under Article VII and the effect of such termination shall be governed by Article VII of this Agreement.

                  (c) Except as necessary to implement Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Portfolio shares attributable to the Contracts (as opposed to Portfolio shares attributable to the Company's assets held in the Account).


ARTICLE XI. APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

         11.1 When Applicable. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through an Account investing in the Trust. The provisions of this Agreement shall be equally applicable to each such new classes of contracts or policies, unless the context otherwise requires.

ARTICLE XII. NOTICES

         12.1 General. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                Janus Aspen Series
                100 Fillmore Street
                Denver, CO 80206
                Attn:  General Counsel

         If to the Company:

                John K. Carter, Esq.
                AUSA Life Insurance Company, Inc.
                570 Carillon Parkway
                St. Petersburg, FL 33716


ARTICLE XIII. MISCELLANEOUS

         13.l Trust Liability. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Trust individually.

         13.2 Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

         13.4 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, this remainder of this Agreement shall not be affected thereby.


         13.5 Inspection. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         13.6 Binding Obligation. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer.

                                      AUSA LIFE INSURANCE COMPANY, INC.
                                      (Company)


                                      By:    /s/ Tom A. Schlossberg
                                             -----------------------------------
                                      Name:  Tom A. Schlossberg
                                      Title: Chairman of the Board and President

                                      JANUS ASPEN SERIES
                                      (Trust)


                                      By:    /s/ Bonnie M. Howe
                                             -----------------------------------
                                      Name:  Bonnie M. Howe
                                      Title: Vice President

                                   SCHEDULE 1

                                SEPARATE ACCOUNTS
                          AVAILABLE UNDER THE CONTRACTS

                           EFFECTIVE NOVEMBER 1, 2001

NAME OF                             NAME                      DATE
CONTRACT                            OF ACCOUNT                ESTABLISHED
--------                            ----------                -----------
Janus Annuity - New York            AUSA Series               October 24, 1994
  Flexible  Payment                 Annuity
  Variable Accumulation             Account B
  Deferred  Annuity
  Contract Form No.
  VA14 NY

                                   SCHEDULE 2

              VARIABLE CONTRACTS SUBJECT TO PARTICIPATION AGREEMENT

                           EFFECTIVE NOVEMBER 1, 2001

                                                             SEC
NAME OF CONTRACT                   CONTRACT FORM NO.         REGISTRATION NO.
----------------                   -----------------         ----------------
Janus Annuity - New York           VA14 NY                   333-64650/811-10437
  Flexible  Payment
  Variable Accumulation
  Deferred  Annuity

                                    EXHIBIT B

                        PRINCIPAL UNDERWRITING AGREEMENT

         THIS PRINCIPAL UNDERWRITING AGREEMENT made and effective as of the 1st day of April, 1999, by and between AFSG SECURITIES CORPORATION ("AFSG"), a Pennsylvania corporation, and AUSA LIFE INSURANCE COMPANY, INC. ("AUSA"), a New York corporation, on its own behalf and on behalf the separate investment accounts of AUSA set forth in Exhibit A attached hereto and made a part hereof (collectively, the "Account").

                                   WITNESSETH:

         WHEREAS, the Account was established or acquired by AUSA under the laws of the State of New York, pursuant to a resolution of AUSA's Board of Directors in order to set aside the investment assets attributable to certain flexible premium, multi-funded annuity contracts ("Contracts") issued by AUSA;

         WHEREAS, AUSA has registered or will register the Account with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, AUSA has registered or will register the Contracts under the Securities Act of 1933 (the "1933 Act");


         WHEREAS, AFSG is and will continue to be registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD") prior to the offer and sale of the Contracts; and

         WHEREAS, AUSA proposes to have the Contracts sold and distributed through AFSG, and AFSG is willing to sell and distribute such Contracts under the terms stated herein;

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

         1. Appointment as Distributor/Principal Underwriter. AUSA grants to AFSG the exclusive right to be, and AFSG agrees to serve as, distributor and principal underwriter of the Contracts during the term of this Agreement. AFSG agrees to use its best efforts to solicit applications for the Contracts and otherwise perform all duties and functions which are necessary and proper for the distribution of the Contracts.

         2. Prospectus. AFSG agrees to offer the Contracts for sale in accordance with the registration statements and prospectus therefor then in effect. AFSG is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current prospectus therefor filed with the SEC or in such sales literature as may be authorized by AUSA.

         3. Considerations. All premiums, purchase payments or other moneys payable under the Contracts shall be remitted promptly in full together with such application, forms and any other required documentation to AUSA or its designated servicing agent and shall become the exclusive property of AUSA. Checks or money orders in payment under the Contracts shall be drawn to the order of "AUSA Life Insurance Company, Inc." and funds may be remitted by wire if prior written approval is obtained from AUSA.

         4. Copies of Information. On behalf of the Account, AUSA shall furnish AFSG with copies of all prospectuses, financial statements and other documents which AFSG reasonably requests for use in connection with the distribution of the Contracts.

         5. Representations. AFSG represents that it is (a) duly registered as a broker-dealer under the 1934 Act, (b) a member in good standing of the NASD and
(c) to the extent necessary to offer the Contracts, duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. AFSG shall be responsible for carrying out its sales and underwriting obligations hereunder in continued compliance with the NASD Rules and federal and state securities and insurance laws and regulations. Further, AFSG represents and warrants that it will adopt, abide by and enforce the principles set forth in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association as adopted by the Company.

         6. Other Broker-Dealer Agreements. AFSG is hereby authorized to enter into written sales agreements with other independent broker-dealers for the sale of the Contracts. All such sales agreements entered into by AFSG shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and by its associated persons with the NASD Rules and applicable federal and state securities and insurance laws, shall provide that each independent broker-dealer will adopt, abide by and enforce the principles set forth in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association as adopted by the Company, and shall be in such form and contain such other provisions as AUSA may from time to time require. All associated persons of such independent broker-dealers soliciting applications for the Contracts shall be duly and appropriately registered by the NASD and licensed and appointed by AUSA for the sale of Contracts under the insurance laws of the applicable states or jurisdictions in which such Contracts may be lawfully sold. All applications for Contracts solicited by such broker-dealers through their representatives, together with any other required documentation and premiums, purchase payments and other moneys, shall be handled as set forth in paragraph 3 above.

         7. Insurance Licensing and Appointments. AUSA shall apply for the proper insurance licenses and appointments in appropriate states or jurisdictions for the designated persons associated with AFSG or with other independent broker-dealers that have entered into sales agreements with AFSG for the sale of Contracts, provided that AUSA reserves the right to refuse to appoint any proposed registered representative as an agent or broker, and to terminate an agent or broker once appointed.

         8. Recordkeeping. AUSA and AFSG shall cause to be maintained and preserved for the periods prescribed such accounts, books, and other documents as are required of them by the 1940 Act, and 1934 Act, and any other applicable laws and regulations. The books, accounts and records of AUSA, of the Account, and of AFSG as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. AUSA (or such other entity engaged by AUSA for this purpose), on behalf of and as agent for AFSG, shall maintain AFSG's books and records pertaining to the sale of Contracts to the extent as mutually agreed upon from time to time by AUSA and AFSG; provided that such books and records shall be the property of AFSG, and shall at all times be subject to such reasonable periodic, special or other audit or examination by the SEC, NASD, any state insurance commissioner and/or all other regulatory bodies having jurisdiction. AUSA shall be responsible for sending on behalf of and as agent for AFSG all required confirmations on customer transactions in compliance with applicable regulations, as modified by an exemption or other relief obtained by AUSA. AFSG shall cause AUSA to be furnished with such reports as AUSA may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of the State of New York and any other applicable states or jurisdictions. AUSA agrees that its records relating to the sale of Contracts shall be subject to such reasonable periodic, special or other audit or examination by the SEC, NASD, and any state insurance commissioner and/or all other regulatory bodies having jurisdiction.

         9. Commissions. AUSA shall have the responsibility for paying on behalf of AFSG (a) any compensation to other independent broker-dealers and their associated persons due under the terms of any sales agreements entered into pursuant to paragraph 6 above, between AFSG and such broker-dealers as agreed to by AUSA and (b) all commissions or other fees to associated persons of AFSG which are due for the sale of the Contracts in the amounts and on such terms and conditions as AUSA and AFSG determine. Notwithstanding the preceding sentence, no broker-dealer, associated person or other individual or entity shall have an interest in any deductions or other fees payable to AFSG as set forth herein.

         10. Expense Reimbursement. AUSA shall reimburse AFSG for all costs and expenses incurred by AFSG in furnishing the services, materials, and supplies required by the terms of this Agreement.

         11. Indemnification. AUSA agrees to indemnify AFSG for any losses incurred as a result of any action taken or omitted by AFSG, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without willful misfeasance, gross negligence, or reckless disregard of such obligations.

         12. Regulatory Investigations. AFSG and AUSA agree to cooperate fully in any insurance or judicial regulatory investigation or proceeding arising in connection with Contracts distributed under this

Agreement. AFSG and AUSA further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to AUSA, AFSG, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding or judicial proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:

         (a) AFSG will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry investigation or proceeding or judicial proceeding received by AUSA with respect to AFSG or any representative or which may affect AUSA's issuance of any Contracts marketed under this Agreement; and

         (b) AFSG will promptly notify AUSA of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by AFSG or any representative with respect to AUSA or its affiliates in connection with any Contracts distributed under this Agreement.

         In the case of a customer complaint, AFSG and AUSA will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

         13. Termination.

         (a) This Agreement may be terminated by either party hereto upon 60 days' prior written notice to the other party.

         (b) This Agreement may be terminated upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of such party to which notice is given.

         (c) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.

         (d) AFSG shall not assign or delegate its responsibilities under this Agreement without the written consent of AUSA.

         (e) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligations to settle accounts hereunder, including payments or premiums or contributions subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by AUSA prior to termination.

         14. Regulatory Impact. This Agreement shall be subject to, among other laws, the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         AFSG shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Account, present or future; and will provide any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

         15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         16. Choice of Law. This Agreement shall be construed, enforced and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officials as of the day and year first above written.


AFSG SECURITIES CORPORATION               AUSA LIFE INSURANCE COMPANY, INC.

By:    /s/  Larry N. Norman               By:     /s/  William L. Busler
       --------------------                       ----------------------
       Larry N. Norman                            William L. Busler

Title: President                          Title:  Vice President

                                    EXHIBIT A

     1.  AUSA Endeavor Variable Annuity Account
     2.  AUSA Endeavor Target Account
     3.  AUSA Series Life Account
     4.  AUSA Series Annuity Account
     5.  AUSA Series Annuity Account B